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                                                                EXHIBIT 4.22



                               WARRANT AGREEMENT
                                    BETWEEN

                          SHOWSCAN ENTERTAINMENT INC.

                                      and

                                 JACK ERLANGER




                         ______________________________

                          Dated as of September 1, 1995
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                               WARRANT AGREEMENT

                 This Warrant Agreement, dated as of September 1, 1995 (this "Agreement"), is by and between Showscan Entertainment Inc., a Delaware corporation (the "Company"), and Jack Erlanger, an individual ("Holder").

                 WHEREAS, the Company proposes to issue to Holder, or his designee, common stock purchase warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 50,000 shares of Common Stock, $.001 per share par value (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to a consulting letter agreement dated as of August 1, 1995.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                 SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

                 SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal.

                 SECTION 3. Registration. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

                 SECTION 4. Registration of Transfers and Exchanges; Right of Refusal.

                 (a) Registration of Transfers and Exchange. The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company. The Warrants shall in no event be transferred in an amount which represents the right to purchase fewer than the lesser of (i) 5,000 shares of Common Stock or (ii) the full number of shares of Common Stock for which the Warrants held by the proposed transferor are then exercisable.





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                 The Warrant holders agree that prior to any proposed transfer of Warrants or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Warrants or Warrant Shares may be sold publicly without registration under the Act, the Warrant holder will, if requested by the Company, deliver to the Company:

                 (1) an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;

                 (2) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares;

                 (3) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

                 (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the transfer of such Warrant or Warrant Shares.

                 The Warrant holders agree that each certificate representing Warrant Shares will bear the following legend:

                 "The securities evidenced or constituted hereby have been acquired for the purpose of investment only and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

                 Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled and disposed of by the Company.

                 (b) Company's Right of First Refusal. Prior to any proposed transfer of Warrants or of Warrant Shares in a negotiated private sale, Holder will give notice (the "Sale Notice") of such proposed transfer to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of Warrants or Warrant Shares to be transferred and the terms and conditions of the proposed transfer. The Company may elect to purchase all (but not less than all) the securities to be transferred upon





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the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Holder within 10 days after the Sale Notice has been given to the Company. Such notice shall contain the time and place for the closing of the transaction, which time shall be within 20 days after the Sale Notice has been given to the Company. If the Company does not elect to purchase all of the securities specified in the Sale Notice, Holder may transfer the securities specified in the Sale Notice, subject to
Section 4(a) hereof, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the date 10 days after the Sale Notice has been given to the Company. Any Warrants or Warrant Shares not transferred within such 60- day period will be subject to the provisions of this Section 4(b) upon subsequent transfer.

                 SECTION 5. Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised commencing at the opening of business on September 1, 1996 and until 5:00 p.m., Los Angeles time on September 1, 2000, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., Los Angeles time, on September 1, 2000 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

                 A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company, or
(ii) through the surrender of debt or preferred equity securities of the Company having a principal amount or liquidation preference, as the case may be, equal to the aggregate Exercise Price to be paid (the Company will pay the accrued interest or dividends on such surrendered debt or preferred equity securities in cash at the time of surrender notwithstanding the stated terms thereof).

                 Subject to the provisions of Section 6 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in
Section 11; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (c) of Section 10 hereof, or a tender





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offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any subdivision thereof (each a "Person") so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                 The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 2 hereof. Warrants shall be exercisable for Warrant Shares only in an amount which is at least equal to the lesser of (i) 5,000 Warrant Shares or (ii) the full number of Warrant Shares for which the Warrants held by the Warrant holder are then exercisable.

                 All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                 SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant or to a Person outside of the United States, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant





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Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and an indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                 SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                 SECTION 9. Obtaining Stock Exchange Listings. The Company will use its best efforts to obtain approval for the listing, upon official notice of issuance, of the Warrant Shares on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

                 SECTION 10. Adjustments of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price pursuant to subsection (a), (b), (d) or (e) of this Section 10, the Warrant holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                          (a)     Adjustment for Certain Special Dividends.  In
case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, and otherwise than in Common Stock or securities convertible into Common Stock, the Exercise Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount per share of the Common Stock so declared as payable otherwise than out of earnings or earned surplus or, in the case of any other dividend, to the fair value per share of the Common Stock or the property so declared as payable otherwise than out of earnings or earned surplus, as determined, reasonably and in good faith, by the board of directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or earned surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined, in good faith and in the exercise of reasonable business judgment, by the board of directors of the Company. Such reductions shall take effect as of the record date for such dividend or, if a record is not taken,





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on the date as of which the holders of Common Stock of record entitled to such dividend are determined.

                          (b)     Subdivision or Combination of Stock.  In case
the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, whether through a stock split, stock dividend or otherwise, the number of shares of Common Stock for which the Warrants are exercisable shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock for which the Warrants are exercisable shall be proportionately reduced and the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                          (c)     Adjustments for Consolidation, Merger, Sale
of Assets, Reorganization, Etc. In case the Company (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other Person to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other Person, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock (each of the foregoing events in clauses (i) through (iv) being a "Fundamental Change"), then in each such case proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (c), the Warrant holders, upon the exercise of the Warrants at any time after the consummation of such Fundamental Change, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Warrant holders would have been entitled upon such consummation if such Warrant holders had exercised such Warrants immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 10). In the case of any Fundamental Change the Company shall require the successor or acquiring corporation to assume the obligation to perform each and every covenant and condition of this Agreement to be performed and observed by the Company and all liabilities and obligations of the Company hereunder.

                          (d)     Rights, Options, Etc.  In case the Company
shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than





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95% of the then-Current Market Price (as defined below), the Exercise Price in effect immediately prior to such issuance shall be adjusted by multiplying such Exercise Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price (i.e., the consideration required to be paid, if any, in connection with the exercise of any such rights) of the total number of shares offered would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities. To the extent any of such rights, options, warrants or convertible securities shall lapse, without the exercise thereof, then the Exercise Price shall thereupon be readjusted as though such rights, options, warrants or convertible securities were never issued.

                          (e)     Adjustment of Price upon Issuance of Common
Stock. If and whenever after the date hereof the Company shall issue or sell any shares of Common Stock for a consideration per share less than 95% of the Current Market Price at the time of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such time of such issue or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Current Market Price immediately prior to such issue or sale plus (B) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (C) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by
(D) the Current Market Price immediately prior to such issue or sale.

                 No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                 For purposes of this subsection (e) of this section, the following clauses shall also be applicable:

                          (i) Issuance of Rights or Options. If at any time after the Effective Date the Company grants (whether directly or by assumption in a merger or otherwise) any rights (other than the Warrants) to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable securities being





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         called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) is less than 95% of the Current Market Price determined as of the date of granting such rights or options, as the case may be, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in clause (iii) of this subsection, no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this clause (i), the price per share for which Common
         Stock is issuable upon the exercise of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, or in the case of Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon their conversion or exchange by (B) the total number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.

                          (ii) Issuance of Convertible Securities. If the Company after the Effective Date issues (whether directly or by assumption in a merger or otherwise) or sells any Convertible Securities (other than pursuant to right or options for which an adjustment to the Exercise Price has been made pursuant to Section 10(e)(i)), whether or not the rights to exchange or convert under such securities are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) is less than 95% of the Current Market Price determined as of the date of such issue or sale of such Convertible Securities, as the case may be, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (A) except as provided in clause (iii) of this subsection no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (B) if any such





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         issue or sale of Convertible Securities occurs for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this subsection (e), no further adjustment of the Exercise Price shall be made by reason of such issue or sale. For the purpose of this clause (ii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (1) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                          (iii)   Change in Option Price or Conversion Rate.
         If the purchase price provided for in any rights or options referred to in clause (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or (ii) above, or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, changes (other than under or by reason of provisions designed to protect against dilution), then the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in clause (i) above or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby decreased.

                          (iv) Consideration for Stock. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities are issued or sold for cash, the consideration received therefor





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
         shall be deemed to be the amount received by the Company therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection with such issuance or sale. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined, in good faith and in the exercise of reasonable business judgement, by the board of directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection with such issuance or sale. If any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration for such shares or rights or options shall be deemed to be the fair market value as determined, in good faith and in the exercise of reasonable business judgment, by the board of directors of the Company of such portion of the assets and business of the non-surviving corporation as the board of directors determines, in good faith and in the exercise of reasonable business judgment, to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.

                          (v) Determination of Current Market Price under Certain Circumstances. Anything herein to the contrary notwithstanding, in determining for any purpose hereunder whether in consideration received by the Company is less than the Current Market Price, the Current Market Price shall be determined as of the date the Company and the other party to the transaction agree in writing on the consideration to be received by the Company for the Common Stock or Convertible Securities rather than on the date of payment of such consideration.

                          (vi) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment pursuant to this Section 10(e), either (A) if an adjustment was made pursuant to the provisions of Sections 10(a), (b),
         (c) or (d) upon such issuance, or (B) with respect to (1) the exercise of one or more of the Warrants or any other options, warrants or convertible securities (including without limitation the Series C Convertible Preferred Stock, the Series A Convertible Preferred Stock and the 8% Convertible Notes due September 1, 1999) which have been issued and are outstanding as of the Effective Date, or (2) the issuance to Holder of any Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock (or the exercise or conversion thereof), for consideration below the Current Market Price, or (3) the declaration or payment of





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         dividends on the Series C Preferred Stock in the form of shares of
         Series C Preferred Stock, or (4) the issuance of Common Stock, or the issuance or exercise of options, rights or warrants therefor, in connection with employee benefit plans, employment or consultant agreements or similar transactions, and pursuant to contracts entered into by the Company prior to the Effective Date.

                 (f) Other Equitable Adjustments. If any event occurs as to which the other provisions of this Section 10 are not strictly applicable (or if strictly applicable would not fairly protect the rights of the Warrant holders in accordance with the basic intent and principles of such provisions) but, in the reasonable opinion of the Company's board of directors, an adjustment should be made to fairly protect the rights of the Warrant holders in accordance with the basic intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give its opinion upon the adjustment, if any, to be made to protect the Warrant holders against dilution on a basis consistent with the basic intent and principles established in the other provisions of this Section 10. Upon receipt of such opinion, the Company shall forthwith make the adjustments, if any, described therein.

                 (g) Notice of Adjustment. Upon any adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver a notice to the Warrant holders, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 (h)      Other Notices.  In case at any time:

                          (i) the Company shall declare any cash dividend on its Common Stock;

                          (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                          (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                          (iv) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

                          (v) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another Person;

                          (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

                          (vii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Price pursuant to this Section 10;

then, in any one or more of said cases, the Company shall give written notice, addressed to the Warrant holders at their addresses as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given at least ten days prior to the action in question and not less than ten days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. Notwithstanding any other provision of this Section 10(h), the Company shall not be required to give any notice to Warrant holders pursuant to this Section 10(h) if the giving of such notice would violate applicable federal or state securities laws or the Company's obligations thereunder.

                 (i) Adjustments below Par Value. Before taking any action which would cause an adjustment pursuant to this Section 10 to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                 SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value of such fractional share.

                 SECTION 12. No Stockholder Rights. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                 SECTION 13. Notices to Company and Warrant Holder. All notices, demands or other communications to any party under this Agreement shall be in writing Including facsimile transmission); shall be sent only by facsimile, by first class United States mail, by nationally recognized courier service, or by personal delivery; and shall be given, if to the Company to:


                 Showscan Entertainment Inc.
                 3939 Landmark Street
                 Culver City, California 90232-2315
                 Attention: W. Tucker Lemon, Vice President,
                     General Counsel and Secretary
                 Fax: (310) 280-0476

and with a copy to:

                 Latham & Watkins
                 633 W. 5th Street, Suite 4000
                 Los Angeles, California 90071
                 Attention: John R. Light, Esq.
                 Fax: (213) 891-8763

         if to Holder, to:

                 Mr. Jack Erlanger
                 2 East 88th Street
                 New York, New York 10128

                 The Company or the Holder by notice to the other pursuant to this Section 13 may designate additional or different addresses for subsequent notices or communications.

                 SECTION 14. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates.

                 SECTION 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

                 SECTION 16. Termination. This Agreement shall terminate at 5:00 p.m., Los Angeles time on September 1, 2000. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

                 SECTION 17. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

                 SECTION 19. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

                 SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                          SHOWSCAN ENTERTAINMENT INC.


                          By /s/  Dennis Pope
                             ------------------------------
                          Title:  Executive Vice President

[Seal]



Attest:  /s/ W. Tucker Lemon
       -----------------------------------------
       Title: Vice President and General Counsel





                               By /s/ Jack Erlanger
                                 --------------------------
                                  Jack Erlanger

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]

                                     [Face]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                 EXERCISABLE ON OR AFTER SEPTEMBER 1, 1996 AND
                         ON OR BEFORE SEPTEMBER 1, 2000

                                                                 50,000 Warrants

                              Warrant Certificate

                          SHOWSCAN ENTERTAINMENT INC.

                 This Warrant Certificate certifies that Jack Erlanger, or registered assigns, is the registered holder of Warrants expiring September 1, 2000 (the "Warrants") to purchase Common Stock, par value $.001 per share (the "Common Stock"), of Showscan Entertainment Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. Los Angeles Time on September 1, 2000, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $5.75 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

                 No Warrant may be exercised after 5:00 p.m., Los Angeles Time on September 1, 2000 and to the extent not exercised by such time such Warrants shall become void.

                 Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                          This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                 IN WITNESS WHEREOF, Showscan Entertainment Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  September 1, 1995


                                      SHOWSCAN ENTERTAINMENT INC.


                                 By _____________________________
                                              President


                                 By _____________________________
                                              Secretary

                         [Form of Warrant Certificate]

                                   [Reverse]

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring September 1, 2000 entitling the holder on exercise to receive shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of September 1, 1995 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrants may be exercised at any time on or after September 1, 1996 and on or before September 1, 2000. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of September 1, 1995, between the Company and Jack Erlanger. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)


                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Showscan Entertainment Inc. in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


                                    Signature:



Date:


                                    Signature: